                                                                   EXHIBIT 10.34


           AMERICAN GENERAL CORPORATION RETIREMENT PLAN FOR DIRECTORS (AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 29, 1998)

1. PURPOSE. This plan shall be known as the American General Corporation Retirement Plan for Directors (the "Plan"). The Plan shall be maintained by American General Corporation, a Texas corporation (the "Company") solely for the purpose of providing retirement benefits to persons who have served as directors of the Company and who, since July 1, 1965, have not been officers or employees of the Company or of any subsidiary of which the Company owns directly or indirectly more than 50% of the outstanding capital stock ("Directors").

2. PAYMENT OF BENEFITS. The benefits payable under the Plan will be paid from the Company's general revenues as payments become due under the Plan, will not be funded in advance through an arrangement constituting a qualified trust under the Internal Revenue Code or through insurance annuity contracts, and will not be subject to the jurisdiction of nor be guaranteed by the Pension Benefit Guaranty Corporation. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of benefits under the Plan. Notwithstanding the foregoing provisions of this Section 2, the Company may, in its discretion, establish a trust to pay amounts becoming payable pursuant to this Plan, which trust shall be subject to the claims of the Company's general creditors in the event of the Company's bankruptcy or insolvency. Notwithstanding any establishment of such a trust, the Company shall remain responsible for the payment of any amounts so payable which are not so paid by such trust.

3. YEARS OF SERVICE. For all purposes of the Plan, a Director's Years of Service shall be equal to the number of Years of Service credited under the terms of the Plan as in effect on February 28, 1997. From and after March 1, 1997, no further Years of Service shall be credited to Directors for purposes of benefits under the Plan.

4. RETIREMENT BENEFITS. (a) A Director who retired or otherwise terminated service as a Director prior to March 1, 1997 shall be entitled to benefits and payments under the Plan based upon the terms and provisions of the Plan as in effect on the date such Director retired or terminated service as a Director and none of the provisions of this March 1, 1997 restatement of the Plan shall be applicable to such Director.

(b) A Director who retires or otherwise terminates service as a Director on or after March 1, 1997 shall receive a deferred account benefit determined pursuant to Section 5 and Appendix A.

5. DEFERRED ACCOUNT. The March 1, 1997 accrued benefit under the Plan of each Director who is serving as a Director on March 1, 1997 shall be converted to a present dollar amount, based upon actuarial assumptions satisfactory to the Administrator (hereinafter defined), and such dollar amount shall be converted into a number of full and fractional "Units" equal in the aggregate to the value of such present value dollar amount. For purposes of this Section 5, a Director's March 1, 1997 Plan accrued benefit shall be equal to annual payments payable commencing as of the date such Director attains the age of 70 for a period of years equal to the Years of Service completed by the Director as of February 28, 1997 but ending upon the Director's death if occurring prior to the expiration of such period of years, with each such annual payment being equal to the dollar amount of the annual retainer in effect for Directors on February 28, 1997. For all purposes of the Plan, a Unit shall be equal to the mean between the high and low selling prices of the date as of which such value is being determined of a share of Common Stock of the Company; provided, however, that for purposes of effecting the conversion into Units of Directors' March 1, 1997 Plan accrued benefits as described under this Section 5, the value of a Unit shall be equal to the average of the means between the high and low selling prices during the period commencing April 28, 1997 and ending May 2, 1997, inclusive, of a share of Common Stock of the Company.

6. Benefit Not Assignable. A Director's rights under the Plan shall not be subject to assignment, encumbrance, garnishment, attachment, or charge, whether voluntary or involuntary.

7. Amendment and Termination of Plan. The Company reserves the right to amend or terminate the Plan at any time by action of its Board of Directors, provided that any such action shall not, without a Director's consent, adversely affect any Director's right to a benefit which accrued pursuant to the provisions of the Plan prior to such action.

8. Administration of Plan. The Plan shall be administered by an Administrator who shall be a person or committee appointed by the Chairman of the Board. All decisions that are made by the Administrator with respect to interpretation of the terms of the Plan, with respect to the amount of benefits payable under the Plan, and with respect to any questions or disputes arising under the Plan shall be final and binding on the Company and the directors and their heirs or beneficiaries.

9. Withholding. The Company shall have the right to deduct from any and all amounts paid to any Director under this Plan any taxes required by law to be withheld therefrom.

10. Construction. The Plan shall be governed by, and interpreted and enforced in accordance with, the laws of the State of Texas and of the United States of America.

    IN WITNESS WHEREOF, the Company has adopted this amended and restated Plan as evidenced by the signatures affixed hereto of its duly authorized officers, as of the 29th day of January, 1998.



                                                AMERICAN GENERAL CORPORATION


                                                By: /s/ MARK S. BERG
                                                    ----------------------------
                                                    Mark S. Berg
                                                    Senior Vice President and
                                                    General Counsel

                                                                      Appendix A


SECTION A1. DIRECTORS' ACCOUNT BALANCES. The Company shall maintain an individual book account under the Plan for each Director having a deferred account. Each Director shall initially have credited to his or her account the number of Units calculated in respect of such Director pursuant to Section 5 hereof. Any dividends paid on Common Stock shall be credited to a Director's account in respect of each Unit and deemed to be reinvested in additional Units. In addition, the number of Units allocated to a Director's account shall be adjusted to reflect stock dividends, splits and reclassifications, and similar transactions affecting the value of Common Stock. At the time that the Director's services as a Director cease, subject to Section 5 hereof, the account balance will, until such time as it is paid to the Director in cash in accordance with the Director's payment elections, be allocated among the hypothetical investments permitted under A2(b)(ii) below, as may be elected by the Director.

SECTION A2. PAYMENT ELECTIONS. (a) General Provisions. In connection with the commencement of participation in this Plan, each Director shall make an election (the "Payment Election") concerning the timing and form of distribution of the amounts credited to his or her Plan account. Any payment from the Plan shall commence following termination of the Director's services to the Company as a Director, but in no event prior to one year after receipt by the Company of the Director's initial Payment Election. The forms of benefit available under the Plan shall be a lump sum payment or quarterly, semi-annual or annual installments over a period not to exceed 15 years from the earliest date the director may commence receiving payments hereunder.

    (b) Special Rule. (i) Subsequent Payment Elections may be made by a Director, which shall supersede the initial Payment Election, but any such subsequent Payment Election shall not be valid unless it is made prior to May of the calendar year preceding the calendar year in which payments to the Director hereunder are otherwise due to commence.

    (ii) If a Director has elected to receive installment payments of the amount in his or her account, the Director may, at the Director's option, elect to allocate the account, on or after the date on which he or she ceases to perform services as a Director, among hypothetical investments in the AGC Stock Fund, International Fund, Small-Cap Fund, Mid-Cap Fund, Equity Index Fund, Bond Fund or Cash Fund under the American General Employees' Thrift and Incentive Plan and shall be credited with a rate of return which said account would have earned had it been invested in the fund elected. The Director may allocate and reallocate his or her account among the funds in accordance with rules established by the Administrator.

 SECTION A3. PAYMENTS TO A DECEASED DIRECTOR'S ESTATE. (a) In the event of a Director's death before the balance of his or her account is fully paid, payment of the balance of the Director's account shall then be made to his or her estate in accordance with the manner selected by the Director prior to death, which manner shall provide that (i) payment shall be made to the Director's estate in the same manner as provided with respect to the payments to the Director or (ii) the balance of the Director's account shall be determined as soon as practicable following his or her death and this amount shall be paid in a single payment to the Director's estate as soon as reasonably practicable thereafter. In the event no election has been made, payment shall be made in accordance with clause (ii) of the preceding sentence.

    (b)In the event of a Director's death before the balance of his or her account is fully paid to the estate in installments, the Administrator may, upon consideration of the application of the duly appointed administrator or executor of the Director's estate, direct that the balance of the Director's account be paid to the estate in a single payment. The payment shall be made at the time specified by the Administrator.

SECTION A4. EFFECT OF A CHANGE IN CONTROL. (a) The provisions of the Plan and this Appendix A to the contrary notwithstanding, upon the occurrence of a Change in Control (as hereinafter defined) of the Company, any part of the account of a Director who served as a Director on or after March 1, 1997 which is hypothetically invested in American General Common Stock shall no longer be deemed to be invested in Common Stock and shall immediately be deemed to be invested at prime rate plus one percent (1%), as set at the beginning of each calendar quarter and reported by the Company's lead lender."

     (b) For purposes of the Plan and this Appendix A, a Change in Control shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                    (a) any Person (as hereinafter defined) is or becomes the
               Beneficial Owner (as hereinafter defined), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates (as hereinafter defined)) representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (III) below; or

                    (b) the following individuals cease for any reason to
               constitute a majority of the number of directors then serving: individuals who, on February 1, 1998, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on February 1, 1998 or whose appointment, election or nomination for election was previously so approved or recommended; or

                    (c) there is consummated a merger or consolidation of the
               Company or any direct or indirect subsidiary of the Company with any other corporation (or a share exchange between shareholders of the Company or any direct or indirect subsidiary of the Company and another corporation or entity pursuant to Article
               5.02 (or any successor provision thereto) of the Texas Business Corporation Act), other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least fifty-one percent (51%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities; or

                         (IV) the shareholders of the Company approve a plan of
               complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least fifty-one percent (51%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

               Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

                    "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act (as hereinafter defined).

                    "Beneficial Owner" shall have the meaning set forth in Rule
               13d_3 under the Exchange Act.

                    "Exchange Act" shall mean the Securities Exchange Act of
               1934, as amended from time to time.

                    "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.